RESIDENTIAL FUNDING MORTGAGE SECURITIES II, INC.

                                  as Purchaser,

                                       and

                            GMAC MORTGAGE CORPORATION

                              as Designated Seller









                          DESIGNATED SELLER'S AGREEMENT

                          Dated as of December 1, 1996






                             Revolving Credit Loans








[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                TABLE OF CONTENTS


                                                                            Page
                                    ARTICLE I

                                   DEFINITIONS

Section 1.1.  Definitions..................................................  2
              -----------
                                   ARTICLE II

              SALE OF REVOLVING CREDIT LOANS AND RELATED PROVISIONS

Section 2.1.  Sale of Revolving Credit Loans...............................  2
              ------------------------------

Section 2.2.  Payment of Purchase Price....................................  5
              -------------------------

Section 2.3.  Variable Funding Notes on or after the Closing Date..........  6
              ---------------------------------------------------

Section 2.4.  Draws After an Amortization Event............................  7
              ---------------------------------
                                   ARTICLE III

                         EXAMINATION OF MORTGAGE FILES;
                                  DUE DILIGENCE

Section 3.1.  Delivery of Files............................................  8
              -----------------

Section 3.2.  Due Diligence................................................  8
              -------------

Section 3.3.  Information in Prospectus Supplement.........................  9
              ------------------------------------
                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

Section 4.1.  Designated Seller Representations and Warranties.............  9
              ------------------------------------------------

                                    ARTICLE V

                          DESIGNATED SELLER'S COVENANTS

Section 5.1.  Covenants of the Designated Seller........................... 17
              ----------------------------------
                                   ARTICLE VI



                                       -i-
[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                                                            Page


Section 6.1.               Closing....................................... 17
                           -------

Section 6.2.               Closing Documents............................. 18
                           -----------------
                          ARTICLE VII

                           SERVICING

Section 7.1.               Servicing..................................... 20
                           ---------
                         ARTICLE VIII

           INDEMNIFICATION BY THE DESIGNATED SELLER
          WITH RESPECT TO THE REVOLVING CREDIT LOANS

Section 8.1.  Indemnification With Respect to the Revolving Credit Loans.... 20
              ----------------------------------------------------------

Section 8.2.  Limitation on Liability of the Designated Seller.............. 20
              ------------------------------------------------
                               ARTICLE IX

                             INDEMNIFICATION

Section 9.1.  Indemnification............................................... 20

              ---------------
                                ARTICLE X

                               TERMINATION

Section 10.1. Termination................................................... 23
                  -----------
                 ARTICLE XI

                   MISCELLANEOUS PROVISIONS

Section 11.1.     Amendment......................................... 23
                  ---------

Section 11.2.     GOVERNING LAW..................................... 23
                  -------------

Section 11.3.     Costs............................................. 23
                  -----

Section 11.4.     Notices........................................... 24
                  -------

Section 11.5.     Severability of Provisions........................ 24
                  --------------------------

Section 11.6.     Relationship of Parties........................... 24
                  -----------------------


                                      -ii-
[NY01:240674.6]  16069-00382  12/19/96 11:18pm

Section 11.7.  Counterparts................................................ 24
               ------------

Section 11.8.  Further Agreements.......................................... 25
               ------------------

Section 11.9.  Intention of the Parties.................................... 25
               ------------------------

Section 11.10. Successors and Assigns; Assignment of This Agreement........ 25
               ----------------------------------------------------

Section 11.11. Survival.................................................... 26
                                    --------



                                      -iii-
[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                                                            Page

Exhibits

Exhibit 1                  Revolving Credit Loan Schedule
Exhibit 2                  Officer's Certificate of the Designated Seller
Exhibit 3                  Board Resolutions of the Designated Seller
Exhibit 4                  Opinion of the Designated Seller
Exhibit 5                  Form of Underwriting Agreement


                                      -iv-
[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                  This DESIGNATED SELLER'S AGREEMENT (this "Agreement"), dated as of December 1, 1996, is made between GMAC Mortgage Corporation (the "Designated Seller") and Residential Funding Mortgage Securities II, Inc. (the "Purchaser").

                              W I T N E S S E T H :

                  WHEREAS, the Designated Seller owns Cut-off Date Loan Balances and the Related Documents for the home equity lines of credit indicated on the Revolving Credit Loan Schedule attached as Exhibit 1 hereto (collectively, the "Revolving Credit Loans"), including rights to (a) any property acquired by foreclosure or deed in lieu of foreclosure or otherwise, and (b) the proceeds of any insurance policies covering the Revolving Credit Loans;

                  WHEREAS, the parties hereto desire that the Designated Seller sell the Cut-off Date Loan Balances of the Revolving Credit Loans to the Purchaser pursuant to the terms of this Agreement together with the Related Documents on the Closing Date, and thereafter all Additional Balances created on or after the Cut-off Date;

                  WHEREAS, the Purchaser will create the 1996-RHS4 LLC, a limited liability company under Delaware law, and will transfer the Revolving Credit Loans and all of its rights under this Agreement to the 1996-RHS4 LLC, as a capital contribution to the 1996-RHS4 LLC;

     WHEREAS, pursuant to the terms of the Operating Agreement, the Purchaser will establish two classes of "ownership interests" in the 1996-RHS4 LLC: the Class A Ownership Interest and the Class B Ownership Interest;

                  WHEREAS, pursuant to the terms of the Servicing Agreement, the Master Servicer will service the Revolving Credit Loans directly or through one or more Subservicers;

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Purchaser will sell the Class A Ownership Interest to the Issuer in exchange for the cash proceeds of the Securities;

                  WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Purchaser, the Certificates;

                  WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Purchaser, the Notes, consisting of the Term Notes and the Variable Funding Notes, secured by the Class A Ownership Interest;

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:



[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.1. Definitions. For all purposes of this Designated Seller's Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.


                                   ARTICLE II

              SALE OF REVOLVING CREDIT LOANS AND RELATED PROVISIONS

                  Section 2.1.              Sale of Revolving Credit Loans.

                  (a) The Designated Seller, by the execution and delivery of this Agreement, does hereby sell, assign, set over, and otherwise convey to the Purchaser, without recourse, all of its right, title and interest in, to and under the following, and wherever located: (i) the Revolving Credit Loans (including without limitation the Cut-off Date Loan Balances and all Additional Balances; provided, however, that following the occurrence of an Amortization Event, any subsequent loan balance represented by each Draw and interest thereon will not be deemed transferred to the 1996-RHS4 LLC, and the Designated Seller (in such event) shall retain ownership of each loan balance represented by each such Draw made thereafter and interest thereon), all interest accruing thereon and all collections in respect thereof received on or after the Cut-off Date;
(ii) the interest of the Designated Seller in any insurance policies in respect of the Revolving Credit Loans; and (iii) all proceeds of the foregoing; provided, however, that the Purchaser does not assume the obligation under each Loan Agreement to fund Draws to the Mortgagor thereunder, and the Purchaser shall not be obligated or permitted to fund any such Draws, it being agreed that the Designated Seller will retain the obligation to fund future Draws. Such conveyance shall be deemed to be made: (1) with respect to the Cut-off Date Loan Balances, as of the Closing Date; and (2) with respect to the amount of each Additional Balance created on or after the Cut-off Date, as of the later of the Closing Date and the date that the corresponding Draw was made pursuant to the related Loan Agreement, subject to the receipt by the Designated Seller of consideration therefor as provided herein under clause (b) of Section 2.2. The sale of the Revolving Credit Loans shall take place on December 20, 1996, or such other date as shall be mutually acceptable to the parties hereto, subject to and simultaneously with the deposit of the Revolving Credit Loans into the Trust, the issuance of the Notes and Certificates, and the sale of the Notes by the Purchaser pursuant to the Underwriting

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

Agreement to be entered into by the Purchaser, the Designated Seller and the Underwriter, a form of which is attached hereto as Exhibit 5.

                  (b) In connection with such conveyance, the Designated Seller further agrees, at its own expense, on or prior to the Closing Date with respect to the Loan Balance of the Revolving Credit Loans to indicate in its books and records that the Revolving Credit Loans have been sold to the Purchaser pursuant to this Agreement and to deliver to the Purchaser true and complete lists of all of the Revolving Credit Loans specifying for each Revolving Credit Loan (i) its account number and (ii) its Cut-off Date Loan Balance. Such lists, which form part of the Revolving Credit Loan Schedule, shall be marked as Exhibit 1 to this Agreement and are hereby incorporated into and made a part of this Agreement.

                  (c) In connection with such conveyance by the Designated Seller, the Designated Seller shall on behalf of the Purchaser deliver to, and deposit with the respective Custodian, on or before the Closing Date, with respect to (i) below, or within 90 days of the Closing Date, with respect to
(ii) through (v) below, the following documents or instruments with respect to each Revolving Credit Loan:

                         (i) the original Credit Line Agreement endorsed without recourse in blank or, with respect to any Revolving Credit Loan as to which the original Credit Line Agreement has been permanently lost or destroyed and has not been replaced, a Lost Note Affidavit;

                        (ii) the original Mortgage with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the public recording office, a copy of the original Mortgage certified by the public recording office in which such original Mortgage has been recorded, or a certified copy of such Mortgage in the event the recording office keeps the original or if the original is lost;

                       (iii) assignments (which may be included in one or more blanket assignments if permitted by applicable law) of the Mortgage in recordable form as follows: (A) from the related originator to the Designated Seller, and (B) from the Designated Seller to "The Chase Manhattan Bank as trustee under that certain Indenture dated as of December 1, 1996, for Residential Funding Mortgage Securities II, Inc.,

         Home  Equity   Loan-Backed  Term  Notes,   Series  1996-RHS4"  c/o  the
         Designated Seller at an address specified by the Designated Seller;

                        (iv) originals of any intervening assignments of the Mortgage, with evidence of recording thereon, or, if the original of any such intervening assignment has not yet been returned from the public recording office, a copy of such original intervening assignment certified by the public recording office in which such original intervening assignment has been recorded; and

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                         (v) a true and correct copy of each assumption, modification, consolidation or substitution agreement, if any, relating to the Revolving Credit Loan.

                  Within the time  period for the review of each  Mortgage  File set forth in Section 2.3 of the Custodial Agreement, if a material defect in any Mortgage File is discovered which may materially and adversely affect the value of the related Revolving Credit Loan, or the interests of the Indenture Trustee (as pledgee of the Class A Ownership Interest), the Noteholders, the Certificateholders or the Credit Enhancer in such Revolving Credit Loan, including the Designated Seller's failure to deliver any document required to be delivered to the Custodian on behalf of the Indenture Trustee (provided that a Mortgage File will not be deemed to contain a defect for an unrecorded assignment under clause (iii) above if the Designated Seller has submitted such assignment for recording pursuant to the terms of the following paragraph), the Designated Seller shall cure such defect, repurchase the related Revolving Credit Loan at the Repurchase Price or substitute an Eligible Substitute Loan for the related Revolving Credit Loan upon the same terms and conditions set forth in Section 3.1 hereof for breaches of representations and warranties as to the Revolving Credit Loans.

                  In instances where an original Mortgage or any original intervening assignment of Mortgage was not, in accordance with clause (iv) above, delivered by the Designated Seller to the respective Custodian in accordance with the execution and delivery of this Agreement, the Designated Seller will deliver or cause to be delivered the originals or certified copies of such documents to such Custodian promptly upon receipt thereof.

                  Upon sale of the Revolving Credit Loans, the ownership of each mortgage note, the mortgage and the contents of the related Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Revolving Credit Loan prepared by or which come into the possession of the Designated Seller as seller of the Revolving Credit Loans hereunder or in its capacity as Master Servicer under the Servicing Agreement shall immediately vest in the Purchaser and shall be retained and maintained in trust by the Designated Seller or the Master Servicer at the will of the Purchaser in such custodial capacity only. In the event that any original document held by the Designated Seller of the Revolving Credit Loans hereunder in its capacity as Master Servicer is required pursuant to the terms of this Section to be part of a Mortgage File, such document shall be delivered promptly to the Custodian. The Designated Seller's records will accurately reflect the sale of each Revolving Credit Loan to the Purchaser.

                  The Purchaser hereby acknowledges its acceptance of all right, title and interest to the property, conveyed to it pursuant to this Section 2.1.

                  (d) The parties hereto intend that the transactions set forth herein constitute a sale by the Designated Seller to the Purchaser of all the Designated Seller's right, title and interest in and to the Revolving Credit Loans and other property as and to the extent described

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
above. In the event the transactions set forth herein are deemed not to be a sale, the Designated Seller hereby grants to the Purchaser a security interest in all of the Designated Seller's right, title and interest in, to and under the Revolving Credit Loans and such other property, to secure all of the Designated Seller's obligations hereunder, and this Agreement shall constitute a security agreement under applicable law. The Designated Seller agrees to take or cause to be taken such actions and to execute such documents, including without limitation the filing of any continuation statements with respect to the UCC-1 financing statements filed with respect to the Revolving Credit Loans by the Purchaser on the Closing Date, and any amendments thereto required to reflect a change in the name or corporate structure of the Designated Seller or the filing of any additional UCC-1 financing statements due to the change in the principal office of the Designated Seller, as are necessary to perfect and protect the Purchaser's interests in each Revolving Credit Loan and the proceeds thereof.

                  (e) The Designated Seller hereby sells the Revolving Credit Loans to the Purchaser without any obligation of the Purchaser or any successor transferee to provide any amounts to General Motors Corporation, or any affiliate or subsidiary thereof ("GM"), in connection with any program, whether documented or not, including, without limitation, the GM Card Financial Network Home Equity Credit Line, Home Equity Earnings Program, or any future program between the Designated Seller and GM, whereby the borrower under any Revolving Credit Loan receives any benefit or rebate or other amounts in connection with the future purchase of a new car or otherwise. The Designated Seller hereby retains all such obligations.

                  Section 2.2.              Payment of Purchase Price.

                  (a) The "Purchase Price" for the Revolving Credit Loans (including the Additional Balances) shall be (i) (A) an amount equal to $126,739,700.00 in immediately available funds, the Variable Funding Notes and Variable Funding Certificates, together with 1.0% of the Initial Certificates, in respect of the Cut-off Date Loan Balances thereof and (B) in the case of each Additional Balance transferred hereunder created on or after the Cut-off Date, the principal amount of the related Draw under the Loan Agreement on the later of the Closing Date and the date of the creation of such Additional Balance, together with (ii) the Class B Ownership Interest.

                  (b) In consideration of the sale of the Revolving Credit Loans from the Designated Seller to the Purchaser on the Closing Date, the Purchaser shall pay to the Designated Seller on the Closing Date by wire transfer of immediately available funds to a bank account designated by the Designated Seller, the amount specified above in clause (a)(i)(A) for each Revolving Credit Loan and the Purchaser shall transfer to the Designated Seller on the Closing Date the Class B Ownership Interest; provided, that such payment may be on a net funding basis if agreed by the Designated Seller and the Purchaser. With respect to each Additional Balance transferred hereunder with respect to any Revolving Credit Loan, the 1996-

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

RHS4 LLC as assignee of the Purchaser shall pay or cause to be paid to the Designated Seller or its designee the portion of the Purchase Price specified above in clause (a)(i)(B) for such Additional Balance in one of the following ways, as applicable: (i) for any Collection Period during the Revolving Period, so long as an Amortization Event has not occurred, (a) a cash payment pursuant to Section 3.03(ii) of the Servicing Agreement and Section 2.2(a)(i)(B) hereof in an amount equal to the related Draw, if then available from Principal Collections during the related Collection Period on the Revolving Credit Loans, and (b) to the extent aggregate Draws exceed Principal Collections for such Collection Period, an increase in the aggregate principal amount of the Variable Funding Notes and Variable Funding Certificates or an issuance of new Variable Funding Notes and Variable Funding Certificates in the proportions specified in the Indenture and the Trust Agreement respectively, as of the Payment Date corresponding to the Collection Period in which such Additional Balances were created, equal to the amount by which Additional Balances exceeded Principal Collections for such Collection Period, and (ii) for any Collection Period after the end of the Revolving Period, so long as an Amortization Event has not occurred, an increase in the aggregate principal amount of Variable Funding Notes and Variable Funding Certificates or an issuance of new Variable Funding
Notes and Variable Funding Certificates in the proportions specified in the Indenture and the Trust Agreement respectively as of each Payment Date in an aggregate amount equal to the total of the related Draws for the corresponding Collection Period.

  Section 2.3.              Variable Funding Notes on or after the Closing Date.

                  Subject to Section 4.02 of the Indenture, if at any time, the Designated Seller holds Variable Funding Notes that have been exchanged for Capped Funding Notes, the Purchaser agrees that, upon written request made by the Designated Seller at any time, the Purchaser shall use its best reasonable efforts to cause such Capped Funding Notes held by the Designated Seller to be registered for resale by the Designated Seller pursuant to an effective registration statement filed by the Purchaser in accordance with, and meeting all requirements of, the Securities Act of 1933, as amended. The Purchaser shall use its best reasonable efforts to cause such registration statement to become effective with respect to such Capped Funding Notes as soon as practicable within a mutually agreed reasonable time period after the Designated Seller's request. It is contemplated that such registration statement will be the shelf registration statement pursuant to which the Term Notes issued on the Closing Date are to be offered, or one substantially similar thereto. In connection with such registration statement and offering, the Designated Seller shall reimburse the Purchaser for costs related thereto including registration fees, printing fees, rating fees, legal fees, accountant's fees, blue sky registration fees and expenses (if any), related expenses of the Credit Enhancer and other out-of-pocket costs, if any. In connection with such registration statement and related prospectus, the Designated Seller shall provide the Purchaser with an updated Revolving Credit Loan Schedule and all other information reasonably necessary to assure that the statements in the prospectus

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
with respect to the Revolving Credit Loans and the Designated Seller (including in its capacity as servicer of the Revolving Credit Loans) are complete and correct in all material respects as of the date of sale of such Capped Funding Notes by the Designated Seller. The registration statement shall not include any information with respect to the Credit Enhancer, except for information approved by the Credit Enhancer for use therein.

                  Section 2.4.              Draws After an Amortization Event.

                  In the event that an Amortization Event occurs, any Draws made on the Revolving Credit Loans thereafter shall not be deemed to be "Additional Balances" hereunder, and the ownership of the related balances shall be retained by the Designated Seller. Following an Amortization Event, on any Payment Date, with respect to the related Collection Period, all Interest Collections and Principal Collections in respect of each individual Revolving Credit Loan shall be allocated on a pro rata basis as between the 1996-RHS4 LLC and the Designated Seller, based on the relative proportions of the Loan Balance and the Excluded Amount, respectively, as of the end of the calendar month immediately prior to such Collection Period. Any losses incurred with respect to any individual Revolving Credit Loan following an Amortization Event shall be allocated on a pro rata basis between the 1996-RHS4 LLC and the Designated Seller, based on the Loan Balance and the Excluded Amount thereof as of the date of liquidation of such Revolving Credit Loan. Notwithstanding any other provision hereof or of the Servicing Agreement, the payments and collections allocable to the Excluded Amount need not be deposited in the Custodial Account and shall not be deposited in the Distribution Account or the Payment Account, and shall be distributed by the Master Servicer to the Designated Seller not less frequently than monthly in accordance with reasonable instructions provided by the Designated Seller.


                                   ARTICLE III

                         EXAMINATION OF MORTGAGE FILES;
                                  DUE DILIGENCE

                  Section 3.1.              Delivery of Files.

                  On such  dates  agreed  to by the  Designated  Seller  and the

Purchaser, the Designated Seller shall (a) deliver to the Purchaser magnetic tapes acceptable to the Purchaser which contain such information about the Mortgage Loans as may be reasonably requested by the Purchaser, and (b) either, as specified by the Purchaser, deliver to the Purchaser, or its designee, in escrow, or make available for examination during normal business hours, all credit files, underwriting documentation and Mortgage Files relating to the Mortgage Loans. If the Purchaser identifies any Mortgage Loans which in its sole discretion do not conform to the Designated Seller's underwriting standards or the representations and warranties in Section

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

4.01(b) hereof such Mortgage Loans shall be deleted from the Mortgage Loan Schedule. The Purchaser may, at its sole option and without notice to the Designated Seller, accept all or part of the Mortgage Loans without conducting any partial or complete examination. The fact that the Purchaser has conducted or has failed to conduct any partial or complete examination of the credit files, underwriting documentation or Mortgage Files relating to the Mortgage Loans shall not affect the Purchaser's, the Indenture Trustee's or any Securityholder's right to demand repurchase of the Mortgage Loans or other relief as provided under this Agreement or to be provided under the Servicing Agreement.

                  Section 3.2.              Due Diligence.

                  On or prior to the Closing Date, in addition to the foregoing examination of the Mortgage Files and related documents, the Designated Seller agrees to allow the Purchaser, or its designee, or any representative of Standard & Poor's Ratings Services or Moody's Investors Service, Inc. (together, the "Rating Agencies") to examine and audit all books, records and files pertaining to the Mortgage Loans, the Designated Seller's underwriting procedures and the Designated Seller's ability to perform or observe all of the terms, covenants and conditions of this Agreement and the Servicing Agreement. Such examinations and audits shall take place at one or more offices of the Designated Seller during normal business hours and shall not be conducted in a manner that is disruptive to the Designated Seller's normal business operations, and in the course of such examinations and audits, the Designated Seller will make available to the Purchaser, or its designee, reasonably adequate facilities, as well as the assistance of a sufficient number of knowledgeable and responsible individuals who are familiar with the Mortgage Loans and the terms of this Agreement and the Designated Seller shall cooperate fully with any such review in all respects. On or prior to the Closing Date, the Designated Seller agrees to provide the Purchaser, its affiliates or its designee with all material information regarding the Designated Seller's financial condition as is customarily provided to lenders, and to provide access to knowledgeable financial or accounting officers for the purpose of answering questions with respect to the Designated Seller's financial condition, financial statements as provided to the Purchaser or other developments affecting the Designated Seller.

                  Section 3.3.            Information in Prospectus Supplement.

                  The Purchaser and the Designated Seller shall agree on the information relating to the Designated Seller to be included in the Prospectus Supplement, including but not limited to financial information and information regarding the status of the Designated Seller with respect to any regulatory body or entity, and the presentation of such information in the Prospectus Supplement. In connection therewith each party shall promptly inform the other party of any information it reasonably wishes to include or exclude from the Prospectus Supplement, and upon being so informed, the parties shall use their best efforts to mutually agree, as promptly as possible, on the presentation and content of information to be included in the Prospectus Supplement. The Purchaser shall keep confidential any information regarding

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
the Designated Seller which has been delivered into the Purchaser's possession and which is not otherwise publicly available; provided, however, that such information shall not be kept confidential (and the right to require confidentiality under any confidentiality agreement shall be waived) to the extent the parties agree to include such information in the Prospectus Supplement.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES;
                               REMEDIES FOR BREACH

     Section  4.1.  Designated  Seller   Representations  and  Warranties.   The
Designated  Seller  represents and warrants to the Purchaser,  as of the Closing

Date (or if otherwise specified below, as of the date so specified):
         (a)      As to the Designated Seller:

                         (i)  The  Designated   Seller  is  a  corporation  duly
         organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the corporate power to own its assets and to transact the business in which it is currently engaged. The Designated Seller is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets or condition (financial or other) of the Designated Seller;

                        (ii) The Designated Seller has the power and authority to make, execute, deliver and perform its obligations under this Agreement and all of the transactions contemplated under this Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement;

                       (iii) The Designated Seller is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, license, approvals or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

                        (iv) The execution and delivery of this Agreement and the performance of the transactions contemplated hereby by the Designated Seller will not violate any material provision of any existing law or regulation or any order or decree of any court applicable to the Designated Seller or any provision of the Articles of Incorporation or

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

         Bylaws of the Designated Seller, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Designated Seller is a party or by which the Designated Seller may be bound; and

                         (v) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Designated Seller threatened, against the Designated Seller or any of its properties or with respect to this Agreement or the Certificates which in the opinion of the Designated Seller has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Agreement.

                        (vi) This Agreement constitutes a legal, valid and binding obligation of the Designated Seller, enforceable against the Designated Seller in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general and except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

                       (vii) This Agreement constitutes a valid transfer and assignment to the Purchaser of all right, title and interest of the Designated Seller in and to the Cut-off Date Loan Balances with respect to the Revolving Credit Loans, all monies due or to become due with respect thereto, and all proceeds of such Cut-off Date Loan Balances with respect to the Revolving Credit Loans and such funds as are from time to time deposited in the Custodial Account (excluding any investment earnings thereon) as assets of the Trust and all other property specified in the definition of "Trust" as being part of the corpus of the Trust conveyed to the Purchaser by the Designated Seller, and upon payment for the Additional Balances, will constitute a valid transfer and assignment to the Purchaser of all right, title and interest of the Designated Seller in and to the Additional Balances, all monies due or to become due with respect thereto, and all proceeds of such Additional Balances and all other property specified in the definition of "Trust" relating to the Additional Balances;

                      (viii) The Designated Seller is not in default with respect to any order or decree of any court or any order, regulation or demand or any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Master Servicer or its properties or might have consequences that would materially adversely affect its performance hereunder;

         (b)      As to the Revolving Credit Loans:


[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                         (i) The information set forth in the Revolving Credit Loan Schedule for such Revolving Credit Loans is true and correct in all material respects as of the date or dates respecting which such information is furnished;

                        (ii) The Cut-off Date Loan Balances have not been assigned or pledged, the Designated Seller has good and marketable title thereto and the Designated Seller is the sole owner and holder of such Cut-off Date Loan Balances free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges of security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Revolving Credit Loans to sell and assign the same pursuant to this Agreement;

                       (iii) The related Credit Line Agreement and the Mortgage have not been assigned or pledged, the Designated Seller has good and marketable title thereto and the Designated Seller is the sole owner and holder of the Revolving Credit Loan free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges of security interests of any nature and has full right and authority, under all governmental and regulatory bodies having jurisdiction over the ownership of the applicable Revolving Credit Loans to sell and assign the same pursuant to this Agreement;

     (iv) To the best of the Designated Seller's knowledge, there is no valid offset, defense or counterclaim of any obligor under any Loan Agreement or Mortgage;
     (v) To the best of the Designated Seller's knowledge, there is no delinquent recording or other tax or fee or assessment lien against any related Mortgaged Property;

     (vi) To the best of the Designated Seller's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the related Mortgaged Property;

                       (vii) To the best of the Designated Seller's knowledge, there are no mechanics' or similar liens or claims which have been filed for work, labor or material affecting the related Mortgaged Property which are, or may be liens prior or equal to, or subordinate with, the lien of the related Mortgage, except liens which are fully insured against by the title insurance policy referred to in clause
         (xi);

     (viii) As of the Cut-off Date, no Revolving Credit Loan was 30 days or more delinquent;


[NY01:240674.6]  16069-00382  12/19/96 11:18pm

     (ix) For each Revolving Credit Loan, the related Mortgage File contains each of the documents and instruments specified to be included therein;

                         (x) To the best of the Designated Seller's knowledge, the related Credit Line Agreement and the related Mortgage at the time it was made complied in all material respects with applicable local, state and federal laws;

                        (xi) A policy of title insurance was obtained by the Designated Seller for credit line amounts in excess of $100,000 for the entire line amount and a title search or other assurance of title customary in the relevant jurisdiction was obtained with respect to each Revolving Credit Loan as to which no title insurance policy or binder was issued;

     (xii) None of the Mortgaged Properties is a mobile home or a manufactured housing unit that is not permanently attached to its foundation;

                      (xiii) As of the Cut-off Date no more than 22.4% of the Revolving Credit Loans, by aggregate principal balance, are secured by Mortgaged Properties located in Michigan and no more than 2.6% of the Revolving Credit Loans, by aggregate principal balance, are secured by Mortgaged Properties located in planned unit developments or townhouses;

     (xiv) As of the  Cut-off  Date the  Combined  Loan-to-Value  Ratio for each

Revolving Credit Loan was not in excess of 100%;

                        (xv)        [Reserved];

     (xvi) The Designated Seller has not transferred the Revolving Credit Loans to the Purchaser with any intent to hinder, delay or defraud any of its creditors;
                      (xvii) The minimum monthly payment with respect to any Revolving Credit Loan is not less than the interest accrued at the applicable Loan Rate on the average daily Loan Balance during the interest period relating to the date on which such minimum monthly payment is due;

                     (xviii) Within a loan type, and except as required by applicable law, each Loan Agreement and each Mortgage is substantially similar one to the other and is an enforceable obligation of the related Mortgagor;

     (xix) To the best knowledge of the Designated Seller, the physical property subject to each Mortgage is free of material damage and is in good repair;

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                        (xx) The Designated Seller has not received a notice of default of any senior mortgage loan related to a Mortgaged Property which has not been cured by a party other than the Master Servicer;

                       (xxi) Except with Revolving Credit Loans originated in the State of Washington, each of the Credit Line Agreements has a substantially similar definition of Prime as the Index applicable to the related Loan Rate; each Revolving Credit Loan originated in Washington has a substantially similar definition of Six-Month Treasury Rate as the Index applicable to the related Loan Rate;

   (xxii)        None of the Revolving Credit Loans are reverse mortgage loans;

                     (xxiii) (A) No Revolving Credit Loan has an original term to maturity in excess of 192 months. Except with respect to 10% of the Revolving Credit Loans, on each date that the Loan Rates have been adjusted prior to the Cut-off Date interest rate adjustments on the

         Revolving Credit Loans were made in compliance with the related Mortgage and Credit Line Agreement and applicable law. Over the term of any Revolving Credit Loan, the Loan Rate may not exceed the related Maximum Loan Rate, if any. (B) The Revolving Credit Loans have Maximum Loan Rates which range between 14.00% and 21.00%. The Gross Margins for the Revolving Credit Loans range between -0.25% and 4.00%, and the weighted average Gross Margin for the Revolving Credit Loans is approximately 1.90% as of the Cut-off Date. As of the Cut-off Date, the Loan Rates on the Revolving Credit Loans range between 8.00 and 11.25% and the weighted average Loan Rate is approximately 10.13% The weighted average remaining term to scheduled maturity of the Revolving Credit Loans on a contractual basis as of the Cut-off Date is approximately 117 months;

                      (xxiv) (A) Each  Mortgaged  Property  with  respect to the
         Revolving Credit Loans consists of a single parcel of real property with a single family or two- to four-family residence erected thereon, or an individual condominium unit, planned unit development unit or townhouse. (B) With respect to the Revolving Credit Loans (i) approximately 4.59% (by Cut-off Date Balance are secured by real property improved by individual condominium units, planned development units or townhouses, (ii) approximately 94.30% (by Cut-off Date Balance) are secured by real property with a single family residence erected thereon, and (iii) approximately 1.11% (by Cut-off Date Balance) are secured by real property with a two- to four-family residence erected thereon;

                       (xxv) As of the Cut-off Date, the Credit Limits on the Revolving Credit Loans range between approximately $10,000 and $500,000 with an average of $37,393. As of the Cut-off Date, no Revolving Credit Loan had a principal balance in excess of

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

         $401,715 and the weighted average Credit Utilization Rate, based on the Credit Limits of the Revolving Credit Loans is equal to approximately 66.8%;

     (xxvi) No more than approximately 96.6% of the Revolving Credit Loans, by aggregate principal balance as of the Cut-off Date are second liens;

                     (xxvii) A policy of hazard insurance and flood insurance, if applicable, has been required from the Borrower for his Revolving Credit Loan when the Revolving Credit Loan was originated;

                    (xxviii) There is no material default, breach, violation or event of acceleration existing under the terms of any Credit Line Agreement or Mortgage and, to the best of the Seller's knowledge, no event which, with notice and expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration under the terms of any Credit Line Agreement or Mortgage, and no such material default, breach, violation or event of acceleration has been waived by the Designated Seller involved in originating or servicing a Revolving Credit Loan;

                      (xxix) No instrument of release or waiver has been executed in connection with the Revolving Credit Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Revolving Credit Loan;

                       (xxx) With respect to each Revolving Credit Loan that is a second lien, either (i) no consent for the Revolving Credit Loan was required by the holder of the related prior lien, (ii) such consent has been obtained and is contained in the mortgage file or (iii) no consent for the Revolving Credit Loan was required by relevant law;

                      (xxxi) To the extent permitted by applicable law, the Mortgage contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Revolving Credit Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder.

                  Upon discovery by Designated Seller or upon notice from the Purchaser, the Credit Enhancer, the 1996-RHS4 LLC, the Trustee, the Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in clause (a) above which materially and adversely affects the interests of the Securityholders or the Credit Enhancer, as applicable, in any Revolving Credit Loan, the Designated Seller shall, within 90 days of its discovery or its receipt of notice of such breach, either (i) cure such breach in all material respects or (ii) to the extent that such breach is with respect to a Revolving Credit Loan or a Related Document, either (A) repurchase such Revolving Credit Loan from the 1996-RHS4 LLC at the Repurchase Price, or (B) substitute one or more Eligible Substitute Loans for such Revolving Credit Loan, in each case in the manner and subject to the conditions and limitations set forth below.

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                  Upon discovery by the Designated Seller or upon notice from the Purchaser, the Credit Enhancer, the 1996-RHS4 LLC, the Trustee, the
Indenture Trustee or any Custodian, as applicable, of a breach of any representation or warranty in this Subsection (b) with respect to any Revolving Credit Loan, or upon the occurrence of a Repurchase Event, which materially and adversely affects the interests of any Securityholders or the Credit Enhancer, as applicable, or of the Purchaser in such Revolving Credit Loan (notice of which shall be given to the Purchaser by the Designated Seller, if it discovers the same), notwithstanding the Designated Seller's lack of knowledge with respect to the substance of such representation and warranty, the Designated Seller shall, within 90 days after the earlier of its discovery or receipt of notice thereof, either cure such breach or Repurchase Event in all material respects or either (i) repurchase such Revolving Credit Loan from the 1996-RHS4 LLC at the Repurchase Price, or (ii) substitute one or more Eligible Substitute Loans for such Revolving Credit Loan, in each case in the manner and subject to the conditions set forth below. The Repurchase Price for any such Revolving Credit Loan repurchased by the Designated Seller shall be deposited or caused to be deposited by the Master Servicer in the Custodial Account maintained by it pursuant to Section 3.02 of the Servicing Agreement.

                  In the event that the Designated Seller elects to substitute an Eligible Substitute Loan or Loans for a Deleted Loan pursuant to this Section 4.1, the Designated Seller shall deliver to the Custodian on behalf of the 1996-RHS4 LLC, with respect to such Eligible Substitute Loan or Loans, the original Credit Line Agreement and all other documents and agreements as are required by Section 2.1(c), with the Credit Line Agreement endorsed as required by Section 2.1(c). No substitution will be made in any calendar month after the Determination Date for such month. Monthly Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be part of the Trust and will be retained by the Master Servicer and remitted by the Master Servicer to the Designated Seller on the next succeeding Payment Date, provided that a payment at least equal to the applicable Minimum Monthly Payment has been received by the Trust, for such month in respect of the Deleted Loan. For the month of substitution, distributions to the Distribution Account pursuant to the Servicing Agreement will include the Monthly Payment due on a Deleted Loan for such month and thereafter the Designated Seller shall be entitled to retain all amounts received in respect of such Deleted Loan. The Master Servicer shall amend or cause to be amended the Revolving Credit Loan Schedule to reflect the removal of such Deleted Loan and the substitution of the Eligible Substitute Loan or Loans and the Master Servicer shall deliver the amended Revolving Credit Loan Schedule to the Trustee. Upon such substitution, the Eligible Substitute Loan or Loans shall be subject to the terms of this Agreement and the Servicing Agreement in all respects, the Designated Seller shall be deemed to have made the representations and warranties with respect to the Eligible Substitute Loan contained herein set forth in Section 4.1(b) (other than clauses (viii), (xiii), (xiv) (xxiii)(B), (xxiv)(B), (xxv), and (xxvi) thereof) as of the date of substitution, and the Designated Seller shall be obligated to repurchase or substitute for any Eligible Substitute Loan as to which a Repurchase Event has occurred as provided herein. In connection with the substitution of one or more Eligible Substitute Loans for one or more

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

Deleted Loans, the Master Servicer will determine the amount (such amount, a "Substitution Adjustment Amount"), if any, by which the aggregate principal balance of all such Eligible Substitute Loans as of the date of substitution is less than the aggregate principal balance of all such Deleted Loans (after application of the principal portion of the Monthly Payments due in the month of substitution that are to be distributed to the Payment Account in the month of substitution). The Designated Seller shall deposit the amount of such shortfall into the Custodial Account on the day of substitution, without any reimbursement therefor.

                  Upon receipt by the 1996-RHS4 LLC and the Custodian of written notification, signed by a Servicing Officer, of the deposit of such Repurchase Price or of such substitution of an Eligible Substitute Loan (together with the complete related Mortgage File) and deposit of any applicable Substitution Adjustment Amount as provided above, the Custodian, on behalf of the 1996-RHS4 LLC shall release to the Designated Seller the related Mortgage File for the Revolving Credit Loan being repurchased or substituted for and the 1996-RHS4 LLC shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, as shall be necessary to vest in the Designated Seller or its designee such Revolving Credit Loan released pursuant hereto and thereafter such Revolving Credit Loan shall not be an asset of the 1996-RHS4 LLC.

                  It is  understood  and  agreed  that  the  obligation  of  the

Designated Seller to cure any breach, or to repurchase or substitute for, any Revolving Credit Loan as to which such a breach has occurred and is continuing shall, except to the extent provided in Section 6.1 of this Agreement, constitute the sole remedy respecting such breach available to the Purchaser, the 1996-RHS4 LLC, the Certificateholders (or the Trustee on behalf of the Certificateholders) and the Noteholders (or the Indenture Trustee on behalf of the Noteholders) against the Designated Seller.

                  It is understood and agreed that the representations and warranties set forth in this Section 4.1 shall survive delivery of the respective Mortgage Files to the 1996-RHS4 LLC, or its Custodians.


                                    ARTICLE V

                          DESIGNATED SELLER'S COVENANTS

                  Section 5.1. Covenants of the Designated Seller. The Designated Seller hereby covenants that, except for the transfer hereunder, the Designated Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur or assume any Lien on any Revolving Credit Loan, or any interest therein, except with respect to any Excluded Amount; the Designated Seller will notify the 1996-RHS4 LLC, as assignee of the Purchaser, of the existence of any Lien (other than as provided above) on any Revolving Credit Loan immediately

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
upon discovery thereof; and the Designated Seller will defend the right, title and interest of the 1996-RHS4 LLC, as assignee of the Purchaser, in, to and under the Revolving Credit Loans against all claims of third parties claiming through or under the Designated Seller; provided, however, that nothing in this
Section 5.1 shall be deemed to apply to any Liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Designated Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings.


                                   ARTICLE VI

                                     CLOSING

     Section 6.1. Closing. The closing of the sale of the Mortgage Loans shall be held at the office of Thacher Proffitt & Wood at 10:00 A.M., New York time, on the Closing Date.

                  The closing shall be subject to each of the following conditions:

     (a) All of the representations and warranties of the Designated Seller herein shall be true and correct as of the Closing Date;

                           (b) All Closing Documents specified in Section 6.2 of
                  this Agreement, in such forms as are agreed upon and acceptable to the Purchaser, shall be duly executed and delivered by all signatories as required pursuant to the respective terms thereof;

                           (c) The  Designated  Seller shall have  delivered and
                  released to the Purchaser or its designee, all documents required to be delivered to the Purchaser pursuant to Section 2 of this Agreement;

                           (d) The result of the examination and audit performed
                  by the Purchaser pursuant to Section 3 hereof shall be satisfactory to the Purchaser in its reasonable determination and the parties shall have agreed to the information to be disclosed in the Prospectus Supplement pursuant to the final paragraph of Section 3 hereof;

                           (e) All other terms and  conditions of this Agreement
                  required to be complied with on or before the Closing Date shall have been complied with and the Designated Seller shall have the ability to comply with all terms and conditions and perform all duties and obligations required to be complied with or performed after the Closing Date;

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

           (f) The Closing Date may be postponed or cancelled in the reasonable discretion of the Purchaser in the event of any material failure by the Designated Seller to meet its obligations on a timely basis;

         (g) All of the terms and conditions of the Underwriting Agreement required to be complied with on or before the Closing Date shall have been complied with; and

  (h) The Designated Seller shall have paid all fees and expenses payable by it to the Purchaser.

                  Both parties agree to use their best efforts to perform their respective obligations hereunder in a manner which will enable the Purchaser to purchase the Mortgage Loans on the Closing Date. In the event any of the foregoing conditions is not satisfied and the failure to satisfy such condition is attributable to the Designated Seller and is not a direct result of the Purchaser's failure to perform its duties hereunder, (i) the Purchaser shall have no obligation to consummate this transaction or continue to participate in this transaction in any manner and (ii) the Designated Seller shall be responsible for all net costs and out of pocket expenses for which the Purchaser may be liable pursuant to this Agreement.

Section 6.2.     Closing Documents.  The Closing Documents shall consist of the
                                            -----------------
following:

          (a)      the Mortgage Loan Files;

       (b) This Agreement duly executed by the Purchaser and the Designated Seller;

        (c) Copies of all Basic Documents duly executed by the signatories thereto, including all exhibits thereto;

          (d) The Underwriting Agreement duly executed by the Purchaser and the Underwriter, and all exhibits thereto duly executed by all applicable signatories;

          (e) An Officer's  Certificate of the Designated  Seller in the form of
 Exhibit 2 annexed hereto, dated the Closing Date, and attached thereto resolutions of the board of directors of the Designated Seller, in a form substantially similar to Exhibit 3 annexed hereto, together with copies of the documents governing the Designated Seller's organization and certificate of good standing of the Designated Seller;


[NY01:240674.6]  16069-00382  12/19/96 11:18pm

          (f) A true and complete copy, certified as such by an officer of the Designated Seller, of each certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority, if any of the Mortgage Loans were acquired by the Designated Seller by merger or acquired or originated by the Designated Seller while conducting business under a name other than its present name;

          (g) A cross-receipt dated the Closing Date duly executed by the Designated Seller and the Underwriter;

          (h) A written opinion of General Counsel for the Designated Seller, substantially in the form of Exhibit 4 annexed hereto, with any modifications required by the Rating Agencies and the Credit Enhancer, dated the Closing Date and such other written opinions as may be reasonably required by the Rating Agencies and the Credit Enhancer; and

          (i) Such other documents, certificates and opinions as may be reasonably required by the Purchaser, Purchaser's counsel, the Rating Agencies or the Credit Enhancer.


                                   ARTICLE VII

                                    SERVICING

                  Section 7.1. Servicing. The Designated Seller will service the Revolving Credit Loans pursuant to the terms and conditions of the Servicing Agreement and will service the Revolving Credit Loans directly or through one or more sub-servicers in accordance therewith.


                                  ARTICLE VIII

                    INDEMNIFICATION BY THE DESIGNATED SELLER
                   WITH RESPECT TO THE REVOLVING CREDIT LOANS

                  Section 8.1. Indemnification With Respect to the Revolving Credit Loans. The Designated Seller shall indemnify and hold harmless the Purchaser from and against any loss, liability or expense directly arising from the breach by the Designated Seller of its representations and warranties in
Section 4.1 of this Agreement which materially and adversely affects the Purchaser's interest in any Revolving Credit Loan or from the failure by the Designated Seller to perform its obligations under this Agreement in any material respect, provided that the Designated Seller shall have no obligation to indemnify the Purchaser in

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
respect of any loss, liability or expense that arises as a result of the Purchaser's willful malfeasance, bad faith or negligence or as a result of the breach by the Purchaser of its obligations hereunder.

                  Section 8.2. Limitation on Liability of the Designated Seller. None of the directors, officers, employees or agents of the Designated Seller shall be under any liability to the Purchaser, it being expressly understood that all such liability is expressly waived and released as a condition of, and as consideration for, the execution of this Agreement. Except as and to the extent expressly provided in the Servicing Agreement, the Designated Seller shall not be under any liability to the 1996-RHS4 LLC, the Trust, the Trustee, the Indenture Trustee or the Securityholders. The Designated Seller and any director, officer, employee or agent of the Designated Seller may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.


                                   ARTICLE IX

                                 INDEMNIFICATION

                  Section 9.1. Indemnification. (a) The Designated Seller agrees to indemnify and hold harmless the Purchaser and its respective officers and directors, and each person, if any who controls the Purchaser within the meaning of either Section 15 of the Securities Act of 1933 (the "1933 Act") or Section

20 of the Securities Exchange Act of 1934 (the "1934 Act") from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in any information furnished by Designated Seller for the Prospectus Supplement, it being acknowledged that the only information furnished by the Designated Seller for the Prospectus Supplement and to which this indemnity applies is the information set forth under the following captions in the Prospectus Supplement:
"Description of the Mortgage Pool", "Servicing of Revolving Credit Loans--Delinquency and Loss Experience of the Master Servicer's Portfolio", "Description of the Servicing Agreement--The Master Servicer" and in the subsections entitled "Master Servicer" and "The Mortgage Pool" under the caption entitled "Summary" or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such captions if the information is furnished and approved by the Designated Seller, or caused by any omission or alleged omission by the Designated Seller to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  (b) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to either Section 9.1(a) above, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing and

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonable fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. The indemnifying party may, at its option, at any time upon written notice to the indemnified party, assume the defense of any proceeding and may designate counsel satisfactory to the indemnified party in connection therewith provided that the counsel so designated would have no actual or potential conflict of interest in connection with such representation. Unless it shall assume the defense of any proceeding, the indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. If the indemnifying party assumes the defense of any proceeding, it shall be entitled to settle such proceeding with the consent of the indemnified party or, if such settlement provides for release of the indemnified party in connection with all matters relating to the proceeding which have been asserted against the indemnified party in such proceeding by the other parties to such settlement, without the consent of the indemnified party.

                  (c) If the indemnification provided for in this Section 9.1 is unavailable to an indemnified party under Section 9.1(a) hereof then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities, in such proportion as is appropriate to reflect the relative fault of the indemnified and indemnifying parties in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the indemnified and indemnifying parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such parties and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  (d) The Purchaser and the Designated Seller agree that it would not be just and equitable if contribution pursuant to Section 9.1(c) were determined by pro rata allocation or by

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
any other method of allocation which does not take account of the considerations referred to in Section 9.1(c) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in this Section 9.1 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim, except where the indemnified party is required to bear such expenses pursuant to this Section 9.1, which expenses the indemnifying party shall pay as and when incurred, at the request of the indemnified party, to the extent that the indemnifying party will be ultimately obligated to pay such expenses. In the event that any expenses so paid by the indemnifying party are subsequently determined to not be required to be borne by the indemnifying party hereunder, the party which received such payment shall promptly refund the amount so paid to the party which made such payment. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933
Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  (e) The indemnity and contribution agreements contained in this Section 9.1 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by the Purchaser or any person controlling the Purchaser or by or on behalf of the Designated Seller and their respective directors or officers or any person controlling the Designated Seller, and (iii) acceptance of and payment for any of the Certificates.

                                    ARTICLE X

                                   TERMINATION

                  Section 10.1. Termination. The respective obligations and responsibilities of the Designated Seller and the Purchaser created hereby shall terminate, except for the Designated Seller's indemnity obligations as provided herein, upon the termination of the 1996-RHS4 LLC pursuant to the terms of the Operating Agreement.


                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

                  Section 11.1. Amendment. This Agreement may be amended from time to time by the Designated Seller and the Purchaser by written agreement signed by the Designated Seller and the Purchaser, with the consent of the Credit Enhancer (which consent shall not be unreasonably withheld).

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                  Section 11.2. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK
AND THE  OBLIGATIONS,  RIGHTS AND  REMEDIES  OF THE PARTIES  HEREUNDER
SHALL BE
DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                  Section 11.3. Costs. The Designated Seller shall pay directly all of its own expenses, including out-of-pocket expenses and its attorney fees, and its rating agency fees. In addition, the Designated Seller shall pay a fee to the Purchaser, by wire transfer of immediately available funds on the Closing Date, an amount equal to $375,000. In addition, in the event that this Agreement is terminated, the Designated Seller will pay to the Purchaser an amount equal to the Purchaser's out-of-pocket expenses, including but not limited to attorney's fees and costs related to any examination by the Purchaser or its designee of the Mortgage Files of the Designated Seller.

                  Section 11.4. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

                  (i)      if to the Designated Seller:

                                    GMAC Mortgage Corporation
                                    100 Witmer Road
                                    Horsham, Pennsylvania  10944
                   David M. Applegate, Chief Financial Officer
                   Attention: Home Equity Loan Trust 1996-RHS4

or, such other address as may hereafter be furnished to the Purchaser in writing by the Designated Seller.

                  (ii)     if to the Purchaser:

                Residential Funding Mortgage Securities II, Inc.
                                    8400 Normandale Lake Boulevard
                                    Suite 700

                                    Minneapolis, Minnesota 55437
                                    Attention: Home Equity Loan Trust 1996-RHS4

or such other address as may hereafter be furnished to the Designated Seller in writing by the Purchaser.


[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                  Section 11.5. Severability of Provisions. If any one or more of the covenants, agreements, provisions of terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity of enforceability of the other provisions of this Agreement.

                  Section 11.6. Relationship of Parties. Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto, and the services of the Designated Seller shall be rendered as an independent contractor and not as agent for the Purchaser.

                  Section 11.7. Counterparts. This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original and such counterparts, together, shall constitute one and the same agreement.

     Section 11.8. Further Agreements. The Purchaser and the Designated Seller each agree to execute and deliver to the other such additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

                  Section 11.9. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Designated Seller is selling, the Revolving Credit Loans, rather than a loan by the Purchaser to the Designated Seller secured by the Revolving Credit Loans. Accordingly, the parties hereto each intend to treat the transaction for Federal income tax purposes as a sale by the Designated Seller, and a purchase by the Purchaser, of the Revolving Credit Loans. The Purchaser will have the right to review the Revolving Credit Loans and the Related Documents to determine the characteristics of the Revolving Credit Loans which will affect the Federal income tax consequences of owning the Revolving Credit Loans and the Designated Seller will cooperate with all reasonable requests made by the Purchaser in the course of such review.

                  Section 11.10. Successors and Assigns; Assignment of This Agreement. This Agreement shall bind and inure to the benefit of and be enforceable by the Designated Seller, Purchaser and their respective successors and assigns. The obligations of the Designated Seller under this Agreement cannot be assigned or delegated to a third party without the consent of the Credit Enhancer and the Purchaser, which consent shall be at the Purchaser's sole discretion, except that the Purchaser and the Credit Enhancer acknowledge and agree that the Designated Seller may assign its obligations hereunder to any Affiliate of the Designated Seller, to any Person succeeding to the business of the Designated Seller, to any Person into which the Designated Seller is merged and to any Person resulting from any merger, conversion or consolidation to which the Designated Seller is a party. The parties hereto acknowledge that the Purchaser is acquiring the Revolving Credit Loans for the purpose of contributing them to the

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

1996-RHS4 LLC who will in turn transfer the Class A Ownership Interest in the 1996-RHS4 LLC to an Trust that will issue Certificates representing interests in and Notes secured by such Class A Ownership Interest. As an inducement to the Purchaser to purchase the Revolving Credit Loans, the Designated Seller acknowledges and consents to (i) the assignment by the Purchaser to the 1996-RHS4 LLC of all of the Purchaser's rights against the Designated Seller pursuant to this Agreement insofar as such rights relate to Revolving Credit Loans transferred to the 1996-RHS4 LLC and to the enforcement or exercise of any right or remedy against the Designated Seller pursuant to this Agreement by the 1996-RHS4 LLC, (ii) the enforcement or exercise of any right or remedy against the Designated Seller pursuant to this Agreement by or on behalf of the Issuer as Managing Member and holder of the Class A Ownership Interest and (iii) the Issuer's pledge of its interest in this Agreement to the Indenture Trustee and the enforcement by the Indenture Trustee of any such right or remedy against the Designated Seller following an Event of Default under the Indenture. Such enforcement of a right or remedy by the 1996-RHS4 LLC, the Issuer or the Indenture Trustee, as applicable, shall have the same force and effect as if the right or remedy had been enforced or exercised by the Purchaser directly.

     Section 11.11. Survival. The representations and warranties made herein by the Designated Seller and the provisions of Article VIII hereof shall survive the purchase of the Revolving Credit Loans hereunder.
[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                  IN WITNESS WHEREOF, the Designated Seller and the Purchaser have caused their names to be signed to this Designated Seller's Agreement by their respective officers thereunto duly authorized as of the day and year first above written.


                                                   RESIDENTIAL FUNDING MORTGAGE
                                                       SECURITIES II, INC.
                                                                    as Purchaser


                                                     By:
                                                     Name: Diane Wold
                                                     Title:  Vice President



                                                     GMAC MORTGAGE CORPORATION
                                                        as Designated Seller
                                                     By:
                                      Name:
                                     Title:

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                    EXHIBIT 1

                         REVOLVING CREDIT LOAN SCHEDULE

                           TO BE PROVIDED UPON REQUEST

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                    EXHIBIT 2


                                                       OFFICER'S CERTIFICATE

                  I, _______________, hereby certify that I am the duly elected _____________________ of GMAC Mortgage Corporation ("Designated Seller") a corporation organized under the laws of the State of ________, and further certify as follows:

                  1. Attached hereto as Exhibit A is a true and correct copy of the Charter and By-laws of the Designated Seller, all of which are in full force and effect on the date hereof. Attached hereto as Exhibit B is a Certificate of Good Standing, dated __________. No event has occurred since _________ which has affected the good standing of the Designated Seller under the laws of the State of ________.

                  2.  There are no  actions,  suits or  proceedings  pending  or threatened against or affecting the Designated Seller which if adversely determined, individually or in the aggregate, would materially adversely affect the Designated Seller's obligations under the Designated Seller's Agreement dated _____________________ __, 1996 between the Designated Seller and Residential Funding Mortgage Securities II, Inc. (the "Purchaser"), or the Underwriting Agreement dated _________________________ __, 1996 among the Designated Seller, the Purchaser and ___________________ (collectively, the "Agreements").

                  3. Each person who, as an officer or representative of the Designated Seller, signed the Agreements and any other document delivered prior hereto or on the date hereof in connection with the transactions described in the Agreements was, at the respective times of such signing and delivery, and is now, duly elected or appointed, qualified and acting as such officer or representative, and the signatures of such persons appearing on such documents are their genuine signatures.

                  4. All of the Designated Seller's representations and warranties contained in the Agreements are true and correct as of the respective dates thereof and are true and correct in all material respects as of the Closing Date, and no event of default in the performance of any of the Designated Seller's covenants or agreements under the Agreements has occurred and is continuing, nor has an event occurred which with the passage of time or notice or both would become such an event of default.

                  5. With respect to its transfer of the Mortgage Loans and the transactions contemplated by the Agreements, the Designated Seller has complied in all respects with all the agreements by which it is bound and has satisfied in all respects all the conditions on its part to be performed or satisfied prior to the Closing Date.

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                  6. The statements contained in the Prospectus Supplement dated December 11, 1996 under the caption "Description of the Mortgage Pool" to the extent such statements are based upon information regarding the Mortgage Loans (as defined in the Designated Seller's Agreement) and under the captions ["Servicing of Revolving Credit Loans--Delinquency and Loss Experience of the Master Servicer's Portfolio," "Description of the Servicing Agreement--The Master Servicer" and in the subsections entitled "Master Servicer" and "The Mortgage Pool" under the caption entitled "Summary"] or elsewhere in the Prospectus Supplement with respect to the subjects discussed under such captions furnished or approved by the Designated Seller is true and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

                  7. Attached hereto as Exhibit C is a certified true copy of the resolutions of the Board of Directors of the Designated Seller with respect to the sale of the Mortgage Loans subject to the Agreements, and the same are in full force and effect and have not been revoked, repealed or amended.

                  8. Attached hereto as Exhibit D is a true and complete copy of each certificate or other evidence of merger or change of name, signed or stamped by the applicable regulatory authority.

                  9. The representations  and warranties  contained in paragraph
         (b) of Section 4 of the Designated Seller's Agreement are true and correct as of the Closing Date and the Designated Seller's obligations to cure any breaches thereof and to repurchase or effect substitution of any Mortgage Loan as to which such breaches are not cured as described in such exhibits are enforceable against the Designated Seller in accordance with its terms (subject to bankruptcy insolvency, reorganization, receivership or moratorium, other similar laws effecting the rights of creditors generally and by general equity principles). The Designated Seller acknowledges and consents to the assignment pursuant to the Designated Seller's Agreement of such representations and warranties and related rights to the Trustee for the benefit of Certificateholders.

         IN WITNESS WHEREOF, I have hereunto signed my name and affixed the seal of the Designated Seller.

Dated:  _________________, 1996

                     ---------------------------------



[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                      Name:
                                     Title:




                  I, , a [Assistant] Secretary of , hereby certify that _______________________ is the duly elected, qualified and acting
________________ of the Designated Seller and that the signature appearing above is [her] [his] genuine signature.

                  IN WITNESS WHEREOF, I have hereunto signed my name.

Dated:  _________________, 1996

               ------------------------------------



                                      Name:
                                     Title:            [Assistant] Secretary

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                    EXHIBIT 3



                                   RESOLUTION

             [To be supplied by __________________________________.]




[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                    EXHIBIT 4





                                                               December __, 1996


Residential Funding Mortgage
  Securities II, Inc.

8400 Normandale Lake Boulevard
Minneapolis, Minnesota 55432

Standard & Poor's Ratings Services
26 Broadway - 10th Floor
New York, New York  10004

Moody's Investors Service, Inc.
99 Church Street
New York, New York  10007

                           Re:      Home Equity Loan-Backed Term Notes
                                    Series 1996-RHS4

Dear Sirs:

         I have acted as counsel to GMAC Mortgage Corporation (the "Designated Seller"), a ________ corporation, in connection with the execution and delivery by the Designated Seller of the Designated Seller's Agreement ("Designated Seller's Agreement") between the Designated Seller and Residential Funding Mortgage Securities II, Inc. (the "Purchaser") dated as of ___________________________ __, 1996 and the Underwriting Agreement
("Underwriting Agreement") among the Designated Seller, the Purchaser, ____________________________ and ___________________ dated as of
_______________________ __, 1996. The Designated Seller's Agreement and the Underwriting Agreement are collectively referred to as the "Agreements". This opinion is being delivered to you pursuant to Section 6.02(g) of the Designated Seller's Agreement. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreements.

         As to matters of fact material to this opinion, I have relied, without independent investigation, on (i) the representations and warranties of the Designated Seller in the Agreements, (ii) relevant resolutions of the Board of Directors of the Designated Seller and

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
certificates of responsible officers of the Designated Seller and (iii) certificates of public officials.

         I have examined and relied on originals or copies, certified or otherwise identified to my satisfaction, of the certificate of incorporation and by-laws of the Designated Seller, records of proceedings taken by the Designated Seller and such other corporate documents and records of the Designated Seller, and have made such other investigations, as I have deemed relevant or necessary for the purpose of this opinion. I have assumed, without independent investigation, the genuineness of all signatures, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as certified, conformed or reproduction copies.

         Based on the foregoing, I am of the opinion that:

         1. The Designated Seller is a corporation validly existing and in good standing under the laws of the State of ________ and is duly authorized and has full power and authority to transact the business contemplated by the Agreements, and to execute, deliver and comply with its obligations under the Agreements, the execution, delivery and performance of which have been duly authorized by all necessary corporate action on the part of the Designated Seller.

         2. The Designated Seller has the full power and authority and legal right to own the Mortgage Loans and to transfer and convey the Mortgage Loans to the Purchaser and has the power to engage in the transactions contemplated by the Agreements and all requisite power, authority and legal right to execute and deliver the Agreements and to perform and observe the terms and conditions of such instruments.

         3. The execution and delivery of the Agreements by the Designated Seller and the Designated Seller's performance and compliance with the terms of the Agreements do not (a) violate the Designated Seller's certificate of incorporation or by-laws, (b) violate any ________ or federal law or regulation or, to the best of my knowledge, any administrative decree or order known to me to which the Designated Seller is subject or (c) to the best of my knowledge, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument known to me to which the Designated Seller is a party or by which it is bound or to which any of its assets are subject, which violation, default or breach would materially and adversely affect the Designated Seller's ability to perform its obligations under the Agreements.

         4. Each of the Agreements constitute, assuming due authorization, execution and delivery by the other parties thereto, the valid and binding obligation of the Designated Seller enforceable against the Designated Seller in accordance with its terms, except as enforcement may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights in general, (b) general equity principles (regardless

[NY01:240674.6]  16069-00382  12/19/96 11:18pm
of whether such enforcement is considered in a proceeding in equity or at law) and (c) limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder.

         5. No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Designated Seller of the Agreements or the consummation of the transactions contemplated by the Agreements except for such consents, approvals, authorizations and orders (if any) that have been obtained.

         6. To the best of my current actual knowledge, there are no actions, proceedings or investigations pending or threatened against the Designated Seller before any court, administrative agency or other tribunal (i) asserting the invalidity of the Agreements, (ii) seeking to prevent the consummation of any of the transactions contemplated in the Agreements, or (iii) which might materially and adversely affect the performance by the Designated Seller of its obligations under, or the validity or enforceability of, the Agreements.

                  I do not purport to be an expert on, or to express any opinion concerning, any law other than the law of the State of New York and the federal law of the United States of America.

                  This opinion is being delivered only to the parties to which it is addressed, and is not to be used, quoted or relied upon by anyone other than such parties.

                                                               Very truly yours,


                                ------------------------------

[NY01:240674.6]  16069-00382  12/19/96 11:18pm

                                    EXHIBIT 5

                         FORM OF UNDERWRITING AGREEMENT



[NY01:240674.6]  16069-00382  12/19/96 11:18pm